UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 17, 2016 root9B Technologies, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-50502	20-0443575
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

4521 Sharon Road, Suite 300 Charlotte, North Carolina	28211
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (704) 521-8077

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement

On August 17, 2016, root9B Technologies Inc. (the “Company”) issued an unsecured, non-convertible, promissory note to Joseph J. Grano, Jr., Chief Executive Officer of the Company, in the principal amount of $500,000 (the “Note”), bearing interest at the rate of 4% per annum and which is payable on or before September 30, 2017. The Company intends to use the proceeds from the Note to fund working capital requirements and for general corporate purposes.

The foregoing description of the Note is not complete and is qualified in its entirety by reference to the full text of the Note which is filed herewith as Exhibit 10.1 and incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information required by this item in incorporated by reference from Item 1.01 above.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit	Description
10.1	Promissory Note, dated August 17, 2016, issued to Joseph J. Grano, Jr.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

ROOT9B TECHNOLOGIES, INC.

Dated: August 22, 2016	By:	/s/ Joseph J. Grano Jr.
	Name:	Joseph J. Grano Jr.
	Title:	Chief Executive Officer

Exhibit Index

Exhibit	Description
10.1	Promissory Note, dated August 17, 2016, issued to Joseph J. Grano, Jr.